Exhibit 4.1

EXECUTION VERSION

AMENDMENT TO FORBEARANCE AGREEMENT
AND

SECOND INCREMENTAL AMENDMENT TO FINANCING AGREEMENT

This AMENDMENT TO FORBEARANCE AGREEMENT AND SECOND INCREMENTAL AMENDMENT TO FINANCING AGREEMENT (together with each exhibit, schedule and/or attachment hereto, this “Agreement”) dated as of March 24, 2020, is entered into by and among EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation (“Borrower”), and all Subsidiaries of Borrower, as Guarantors, the Required Lenders under the Existing Financing Agreement that are party hereto, the Second Incremental Term Lenders party hereto and CORTLAND CAPITAL MARKET SERVICES LLC and its successors to serve as administrative agent and collateral agent under the Loan Documents (in such capacities, the “Administrative Agent” and the “Collateral Agent,” as applicable, and from time to time referred to herein without differentiation as an “Agent”).

Reference is made to the Financing Agreement, dated as of September 16, 2019, entered into by and among Borrower, the Guarantors party thereto, the Lenders party thereto, certain other parties and the Agent (as amended by the First Forbearance (defined below), the “Existing Financing Agreement,” as amended by this Agreement and as further amended, modified and supplemented from time to time, the “Financing Agreement”).

Reference is further made to the Forbearance Agreement and Incremental Amendment to Financing Agreement (the “First Forbearance”), dated as of February 27, 2020, entered into by and among the Borrower, the Guarantors, the Agent and the Incremental Term Lenders and the Required Lenders pursuant to which, among other things the Incremental Term Lenders (defined in the First Forbearance) provided $3,214,285.71 in Incremental Term Loans (defined in the First Forbearance). Except as expressly modified hereby, the First Forbearance remains in full force and effect.

Borrower has requested that (i) the financial institutions party hereto and listed on Schedule A (the “Second Incremental Term Lenders”) provide in the aggregate $3,061,224 in additional Term Loan Commitments having the same terms as the existing Term Loan Commitments, as amended hereby, (the “Second Incremental Term Loan Commitments” and the loans made thereunder, the “Second Incremental Term Loans”).

Pursuant to the First Forbearance, the Lenders and the Agent agreed to forbear from exercising certain rights, remedies, powers, privileges and defenses under the Financing Agreement and the other Loan Documents, for the period of time set forth herein and subject to the terms and conditions hereof, solely with respect to the Specified Defaults defined in the First Forbearance. The Loan Parties now request that the definition of “Specified Defaults” be modified to include in addition to the previously scheduled Specified Defaults, the following additional Events of Default and/or expected or anticipated Events of Default arising under the Financing Agreement and the other Loan Documents, which shall constitute Specified Defaults for all purposes under the First Forbearance:

(a) The 2020 Budget is amended and restated in its entirety to the form concurrently delivered to Required Lenders on the Effective Date, any non-compliance with the 2020 Budget as it existed prior to the date hereof is a Specified Default; and

(b) the failure and expected failure during the first full month following the Effective Date (only) of Borrower and its Subsidiaries to comply with Sections 4.04, 4.09, and 4.10 of the First Forbearance.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Agent and the Lender hereby agree as follows:

Section 1. Definitions and Rules of Interpretation. Except as otherwise defined in this Agreement, terms defined in the Financing Agreement, the First Forbearance or the other Loan Documents are used herein as defined therein. For purposes of this Agreement, the following terms shall have the following meanings:

1.01. Defined Terms.

“Balance Date” has the meaning set forth in Section 3.01(c).

“CNG Credit Proceeds” has the meaning set forth in Section 4.11.

“Effective Date” means the date on which the conditions specified in Section 6 are satisfied (or waived by the Lender).

“Existing Financing Agreement” has the meaning set forth in the recitals.

“Financing Agreement” has the meaning set forth in the recitals.

“First Forbearance” has the meaning set forth in the recitals.

“Insurance Deposit” has the meaning set forth in Section 4.08.

“Lender Parties” has the meaning set forth in Section 8.

“Other Notes” has the meaning set forth in Section 4.07.

“Other Thompson Holders” has the meaning set forth in Section 4.07.

“Releasing Party” has the meaning set forth in Section 8.

“Second Incremental Term Lenders” has the meaning specified in the recitals.

“Second Incremental Term Loan Commitments” has the meaning specified in the recitals.

“Second Incremental Term Loan Mandatory Prepayment” has the meaning Set forth in Section 2.

“Second Incremental Term Loans” has the meaning specified in the recitals.

“Sheehy” has the meaning set forth in Section 4.08.

“Thompson” has the meaning set forth in Section 4.07.

“Thompson Note” has the meaning set forth in Section 4.07.

“Thompson NPA” has the meaning set forth in Section 4.07.

“USPS” has the meaning set forth in Section 4.04.

“USPS Reimbursements” has the meaning set forth in Section 4.04.

1.02. Rules of Interpretation. Unless otherwise expressly indicated, a reference to any document or agreement shall include such document or agreement as amended, modified, restated or supplemented from time to time in accordance with its terms and the terms of this Agreement. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section or Exhibit shall be to a Section or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2. Agreement to Make Second Incremental Term Loans. Pursuant to Section 2.23 of the Financing Agreement, each Second Incremental Term Lender hereby agrees, severally and not jointly, to provide its respective Second Incremental Term Loan Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Agreement, and its Second Incremental Term Loan Commitment shall be binding as of the Effective Date. Each Second Incremental Term Lender hereby agrees, severally and not jointly, to make a Second Incremental Term Loan to the Borrower having the same terms as the Term Loans on the Effective Date in the amount of its Second Incremental Term Loan Commitment. The Second Incremental Term Loans shall be subject in all respects to the terms of the Financing Agreement. Without limiting the foregoing, the Second Incremental Term Loans shall (i) be evidenced by the Financing Agreement as provided in Section 2.6 thereof, (ii) bear interest at the rate, and such interest on the Second Incremental Term Loan shall be payable, as provided in Section 2.7 of the Financing Agreement, provided that during the Forbearance Period, Section 2.9 shall not apply to the Second Incremental Term Loans, (iii) mature and be payable together with all other Term Loans on the Term Loan Maturity Date as provided in Sections 2.1(a), 2.12, 2.13, 2.15 and 8 of the Financing Agreement, in each case together with any Prepayment Premium provided for in the Financing Agreement, (iv) be secured by all of the Collateral pursuant to the Collateral Documents, (v) together with interest thereon and all other obligations incurred by Borrower in connection therewith, constitute Obligations under the Financing Agreement, and (vi) constitute and be treated as Term Loans for all purposes under the Financing Agreement, including without limitation, Sections 2.14 and 2.16 therein. Each Second Incremental Term Lender (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Loan Agreement, this Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with the terms of the Loan Agreement all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 9.8 of the Loan Agreement. Each Second Incremental Term Lender has delivered herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Second Incremental Term Lender may be required to deliver to the Borrower and the Administrative Agent pursuant Loan Agreement. This Agreement constitutes an Additional Credit Extension Amendment. For avoidance of doubt (A) Section 2.12(c) of the Financing Agreement applies to prepayments of Second Incremental Term Loans, (B) Section 2.10, providing for a two percent (2.0%) original issue discount, shall apply to the Second Incremental Term Loan and shall be paid on the Effective Date, and (C) the Required Lenders hereby waive the requirement of Section 2.23(b)(ii) of the Financing Agreement that no Default or Event of Default shall have occurred and be continuing at the time of funding of an incremental loan solely with respect to the making of the Second Incremental Term Loans provided for in this Agreement. This Agreement shall constitute a Funding Notice for the Second Incremental Term Loans. The first Interest Payment Date applicable to the Second Incremental Term Loans shall be March 31, 2020. Loan Parties agree that Borrower shall, without requirement of further notice or demand, make a mandatory prepayment to Agent of fifty percent (50%) of the USPS Reimbursements within one Business Day after receipt of immediately available funds in respect of such USPS Reimbursements, and in no event later than March 31, 2020, which amount shall be applied first to pay all interest then owing and unpaid in respect of the Second Incremental Term Loan and the remaining balance of such amount shall be applied to reduce the outstanding principal balance of the Second Incremental Term Loan, provided, however, that no Prepayment Premium shall be required (the “Second Incremental Term Loan Mandatory Prepayment”). Notwithstanding anything to the contrary in the Loan Documents, the Required Lenders agree that the Second Incremental Term Loan Mandatory Prepayment shall: (i) be applied only to prepay the outstanding principal balance of, and all interest due on, the Second Incremental Term Loan, but not a Prepayment Premium; and (ii) shall otherwise constitute and be accorded the treatment of a mandatory prepayment under Section 2.13 of the Financing Agreement for all purposes.

Section 3. Acknowledgments and Agreements; Limited Forbearance in Respect of Specified Defaults.

3.01. Acknowledgment of Default. To induce the Agent and the Lenders to execute this Agreement, each Loan Party hereby acknowledges, stipulates, represents, warrants, covenants and agrees as follows:

(a) Each Specified Default constitutes an Event of Default that (i) has occurred, remains uncured, has not been waived and is continuing as of the date of this Agreement and cannot be cured or (ii) is expected to occur during the Forbearance Period and will not be able to be cured. Except for the Specified Defaults, no other Defaults or Events of Default have occurred and are continuing as of the date hereof, or to the best of its knowledge are expected to occur.

(b) Nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights, remedies, powers, privileges and defenses any of the Lenders or the Agent have or may have arising as the result of any Event of Default (including any Specified Default) that has occurred or that may occur under the Financing Agreement, the other Loan Documents or applicable law. The Agent’s and the Lender’s actions in entering into this Agreement are without prejudice to the rights of any of the Agent and the Lenders to pursue any and all remedies under the Loan Documents pursuant to applicable law or in equity available to each of them in each such Person’s sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of the Forbearance Period.

(c) The aggregate outstanding principal amount of the Loans as of March 23, 2020 (the “Balance Date”) (including loans made on the Closing Date and pursuant to the First Forbearance, and interest paid in kind pursuant to Section 2.7(b) of the Financing Agreement) was equal to $28,591,194.58 and accrued and unpaid interest thereon (excluding interest paid “in kind”) as of the Balance Date was equal to $228,729.56. The foregoing amounts do not include interest from the Balance Date through the Term Loan Maturity Date and the fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Documents.

(d) All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Agent pursuant to the Collateral Documents are (and shall continue to be) subject to valid and enforceable liens and security interests of the Agent, as collateral security for all of the Obligations, subject to no Liens other than Liens permitted by the Financing Agreement. Each Loan Party hereby reaffirms and ratifies its prior conveyance to the Agent pursuant to the Collateral Documents of a continuing security interest in and Lien on the Collateral.

(e) The obligations of the Loan Parties under this Agreement of any nature whatsoever, whether now existing or hereafter arising, constitute “Obligations” for all purposes of the Loan Documents and the term “Obligations” when used in any Loan Document shall include all such obligations hereunder.

(f) All interest accruing and/or payable during the Forbearance Period shall be paid in immediately available United States Dollars on the date when due pursuant to the Financing Agreement.

(g) Each member of the Lender has acted reasonably, in good faith, and in compliance with applicable law in connection with the negotiation and enforcement of the Financing Agreement, the other Loan Documents, and this Agreement.

(h) As of the Effective Date, no Restricted Junior Payments of the type described in clause (a), (b) or (c) of such definition have occurred, been requested, noticed, demanded or otherwise triggered, nor are otherwise due, owing and unpaid.

3.02. Forbearance. The First Forbearance and the covenants and agreements set forth therein remain in full force and effect except as expressly modified in Section 4 of this Agreement.

Section 4. Covenants.

4.01. Expenses. In furtherance of and without limiting any such obligation under the Financing Agreement, Borrower shall pay on a current basis and in cash all costs and expenses of the Agent and the Lender, including all fees, disbursements and expenses of their respective legal and financial advisors incurred in connection with this Agreement, the transactions contemplated by this Agreement, the Loan Documents and the Obligations thereunder, together with any reimbursable amounts and indemnified amounts owed to the Agent or any Lender pursuant to the Financing Agreement.

4.02. Liquidity Milestone Deleted. The Parties hereto agree that Section 4 of the First Forbearance is amended by deleting therefrom Section 4.03 of the First Forbearance in its entirety and inserting in place thereof “Section 4.03. [Reserved].”

4.03. United States Post Office Reimbursement. On or before March 31, 2020 the Loan Parties shall have received from the United States Postal Service (“USPS”) an advance for claimed reimbursements for certain previously provided services in the aggregate amount of not less than $3,000,000 (the “USPS Reimbursements”). The USPS Reimbursements shall be received by a Loan Party, deposited by such Loan Parties only into a deposit account that is subject to a fully executed Control Agreement, retained by such Loan Parties and be available to the Loan Parties for application to general corporate purposes. The USPS Reimbursements shall not be retained by Transport Financial Solutions or payable by any Loan Party to Transport Financial Solutions, and if initially received by Transport Financial Solutions such USPS Reimbursements shall be released by Transport Financial Solutions to the Borrower for application to general corporate purposes within two (2) Business Days of such receipt of USPS Reimbursements by Transport Financial Solutions (and in any event on or before March 31, 2020) and handled by the Loan Parties in accordance with the second sentence of this Section 4.04. Any positive adjustment to the amount of the USPS Reimbursements to an amount in excess of $3,000,000 after USPS completes review of the underlying claims shall be retained by the Borrower for its general corporate purposes. The Loan Parties agree that if more than $150,000 of the USPS Reimbursements is required to be returned to the USPS or is offset by USPS against future amounts due to any Loan Party from USPS, such occurrence shall be an Event of Default under the Financing Agreement.

4.04. United States Post Office Contract Modification. On or before May 1, 2020 the Loan Parties shall have consummated amendments to their respective contracts with the United States Postal Service so as to increase anticipated aggregate revenue received by the Loan Parties from the United States Postal Service by at least $400,000 per month.

4.05. Moyes CNG Truck Transaction. The acquisition by EVO Equipment Leasing, LLC of 89 used CNG tractors evidenced by that certain “Bill of Sale of 89 9L CNG Tractors from ___________________ (Seller) to EVO Equipment Leasing, LLC (Buyer)” dated October 15, 2019 and executed by Jerry Moyes, for the Seller, and Damon Cuzick, for the Buyer, shall be fully consummated and all documentation required to transfer free and clear title to each such CNG tractor into the name of EVO Equipment Leasing, LLC and to reflect on such titles the lien in favor of Collateral Agent shall have been received by Borrower from Moyes on or before April 15, 2020 and shall be in form and substance reasonably acceptable to Required Lenders.

4.06. Thompson Obligations.

(a) On or before April 15, 2020, Borrower and Dan Thompson II LLC (“Thompson”) shall enter into an agreement in form and substance reasonably acceptable to the Required Lenders pursuant to which Thompson shall agree that (i) all payments due to Thompson pursuant to the Secured Convertible Promissory Note Purchase Agreement (“Thompson NPA”), dated as of July 20, 2018, by and between Thompson and Borrower, including without limitation payments due pursuant to Section 6 thereof, (ii) all payments due to Thompson under the Secured Convertible Promissory Note (“Thompson Note”) dated July 20, 2018, in the original amount of $3,000,000 made by Borrower in favor of Dan Thompson [sic], including without limitation any interest payments, shall be paid only in kind until the Maturity Date of the Thompson Note and (iii) the Maturity Date of the Thompson Note shall be extended until July 31, 2021. Without limiting Section 6.23 of the Financing Agreement, the Loan Parties each hereby agree that no Loan Party shall make any payment regardless of how denominated owed pursuant to or otherwise made in respect of or on account of the Thompson NPA or the Thompson Note prior to the execution and delivery of the agreement described in the preceding sentence.

(b) As of the Effective Date, the aggregate outstanding balance due under the Thompson Note, including interest paid in kind and accrued and unpaid interest that is now due and payable, is equal to $3,059.917.81. As of the Effective Date, the aggregate outstanding amount due under the Thompson NPA, including accrued and unpaid interest that is now due and payable, is equal to $18,690.

(c) On or before April 15, 2020, Borrower and holders of at least fifty percent in amount of notes (the “Other Notes”) other than the Thompson Note issued under the Thompson NPA (“Other Thompson Holders”) shall enter into an agreement in form and substance reasonably acceptable to the Required Lenders pursuant to which such Other Thompson Holders shall agree that (i) all payments due to Other Thompson Holders pursuant to the Thompson NPA, including without limitation payments due pursuant to Section 6 thereof, and (ii) all payments due to Other Thompson Holders under the Other Notes, including without limitation any interest payments, shall be paid only in kind until the later of the Maturity Date of the Thompson Note (as extended) and each of the Other Notes. Without limiting Section 6.23 of the Financing Agreement, the Loan Parties each hereby agree that no Loan Party shall make any payment regardless of how denominated owed pursuant to or otherwise made in respect of or on account of the Other Notes prior to the execution and delivery of the agreement described in the preceding sentence.

(d) As of the Effective Date, the aggregate outstanding balance due under the Other Notes, including interest paid in kind and accrued and unpaid interest that is now due and payable, is equal to $1,025,072.47.

4.07. Sheehy Cash Collateral Deposit. The Borrower shall have used commercially reasonable efforts to on or before March 31, 2020 enter into an agreement with Sheehy Enterprises, Inc. (“Sheehy”), which agreement shall be in form and substance reasonably acceptable to the Required Lenders, to maintain through December 31, 2020 with Traffic Insurance Ltd the currently pledged amount of collateral (as that term is defined in the deed documentation between Sheehy and Traffic Insurance Ltd) (the ‘Insurance Deposit”). Whether or not such agreement with Sheehy is entered into, Loan Parties shall not agree to, consent to, approve, facilitate or suffer to occur any recovery of the Insurance Deposit, or any portion thereof, by Sheehy from the applicable insurance carrier or its agent prior to March 31, 2021 without the Required Lenders prior written consent.

4.08. Opinions. Within ten (10) Business Days following the Effective Date, the Required Lenders shall have received a favorable written opinion covering due authorization, execution and delivery of this Agreement and the equity issuance referred to in Section 6.07, addressed to Agent and the Lenders and in a form reasonably satisfactory to the Required Lenders.

4.09. Amendment to Section 4.10(b) of the First Forbearance. Section 4.10(b) of the First Forbearance is hereby amended by restating it in its entirety as follows:

(b) Minimum Cash Flow. Company and its Subsidiaries shall not permit total cash flow with respect to each full month during the Forbearance Period less expenditures paid in cash during such month by the Company and its Subsidiaries, to be less than amounts specified below (or in the case of a negative number denoted by “< >,” more negative) for such month:

Month	Cash Flow Net of Expenditures
April, 2020	<$25,000>
May, 2020	$12,000
June, 2020	<$1,990,000>
July, 2020	<$21,000>
August, 2020	$66,000
September, 2020	$32,000

For purposes of compliance with this Section 4.10(b), the Borrower shall exclude from the calculation of “Cash Flow Net of Expenditures” the cash proceeds of (i) the USPS Reimbursements and (ii) the CNG Cash Proceeds.

4.10. Amendment to Section 4.10(d) of the First Forbearance. Section 4.10(d) of the First Forbearance is hereby amended by adding the following sentence at the beginning thereof:

“On March 27, 2020, the aggregate ending bank account balances of the Company and its Subsidiaries as of the close of business shall be at least $2,900,000.”

4.11. Federal CNG Fuel Rebate. On or before September 29, 2020, Loan Parties shall have received in the aggregate at least $2,000,000 in cash from the United States government on account of rebates, reimbursements or the like in respect of the Loan Parties’ use on compressed natural gas fuel (the “CNG Credit Proceeds”). The Loan Parties shall promptly provide reasonable evidence to the Required Lenders and Administrative Agent of the receipt of each such payment from the Federal Government, which evidence shall be sufficient to determine that the referenced payment is not on account of services rendered under a freight invoice or contract.

4.12. Three Year Projections. On or before April 30, 2020, the Loan Parties shall deliver to Administrative Agent an updated three year forward looking income statement and cash flow, on a quarterly basis, and otherwise in form and substance reasonably acceptable to the Required Lenders.

Section 5. Representations and Warranties. Each of the Loan Parties represents and warrants to the Agent and the Lenders that (a) the representations and warranties set forth in Article IV of the Financing Agreement (other than the Excepted Representations), and in each of the other Loan Documents, are true and complete on the Effective Date as if made on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and as if each reference to Article IV of the Financing Agreement to “this Agreement” included reference to this Agreement, (b) no Loan Party maintains any deposit accounts, securities accounts or commodities accounts except as set forth on Schedule 4.30 to the Financing Agreement and (c) Schedule 4.2 to the Financing Agreement accurately sets forth the ownership of all of the equity interests issued by Borrower and each other Loan Party as of the date hereof.

Section 6. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Lender hereunder are subject to the satisfaction, or waiver by the Lender, of the following conditions:

6.01. Counterparts. Receipt by Agent of counterparts of this Agreement executed by Borrower, each Guarantor and Lenders constituting the “Required Lenders” under the Existing Financing Agreement.

6.02. Expenses. Payment, in cash, of all costs and expenses of the Agent and the Lender incurred in respect of this Financing Agreement since February 27, 2020, including without limitation all fees, disbursements and expenses of their respective legal and financial advisors incurred in connection with the negotiation, preparation and consummation of this Agreement, the warrant agreement and related work, as per invoice delivered concurrently with the Effective Date. For avoidance of doubt, Loan Parties authorize the Second Incremental Term Lender to directly apply the proceeds of the Second Incremental Term Loans to the satisfaction of this Obligation.

6.03. Form of Opinions. The Required Lenders shall have received a draft form of favorable written opinion covering due authorization, execution and delivery of this Agreement and the equity issuance referred to in Section 6.07, addressed to Agent and the Lenders and in a form reasonably satisfactory to the Required Lenders.

6.04. Collateral Documents. The Agent and its counsel shall be satisfied that all control agreements and other Collateral Documents required under the Loan Documents have been delivered and are in full force and effect, and all required perfection and priority steps with respect thereto shall have been taken.

6.05. No Default. No Default or Event of Default other than the Specified Defaults shall have occurred and be continuing.

6.06. Representations and Warranties. As of the Effective Date, the representations and warranties contained in this Agreement, the Financing Agreement (other than the Excepted Representations) and in each other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as if made on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

6.07. Cash Equity Infusion. On, or not more than forty-eight hours prior to, the Effective Date, Borrower and the Guarantors shall have received additional cash equity contributions in the aggregate amount of $3,000,000 in immediately available funds in consideration of the issuance, to the persons providing such cash equity, of Capital Stock of the Borrower that may be Disqualified Capital Stock (and Required Lenders hereby consent to such issuance of Disqualified Capital Stock as provided herein and waive the mandatory prepayment that would otherwise be due pursuant to Section 2.13(c) of the Financing Agreement with respect only to Disqualified Capital Stock issued pursuant to this Section 6.07) and that is issued by the Borrower at the price of $2.50 per share and otherwise on terms and documentation previously approved by Required Lenders and delivered in final executed form to the Required Lenders. The documentation for such issuance of Capital Stock or Disqualified Capital Stock may contain a put right in favor of the holder thereof at the price per share of $2.50, which put right may be exercised only to the extent of the USPS Reimbursements remaining after consummation in cash of the Second Incremental Term Loan Mandatory Prepayment, provided, however that, Section 6.5 of the Financing Agreement shall otherwise apply to such Capital Stock or Disqualified Capital Stock issued pursuant to this Section 6.07 and additional Capital Stock or Disqualified Capital Stock distributed on account thereof.

6.08. Officer Certificate. A certificate of an officer of Borrower as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents or will execute any other documents in connection herewith on behalf of the Obligors.

6.09. Corporate Documents. Certified copies duly enacted resolutions of, or consents by, the governing body or person of each Loan Party authorizing the making and performance by it of this Agreement.

6.10. Other. All documents, certificates and instruments relating to this Agreement shall be in form and substance acceptable to the Lenders.

Section 7. No Waiver; Reservation of Rights. The Agent and each of the Lenders have not waived, and are not waiving, by the execution of this Agreement or the acceptance of any payments hereunder or under the Financing Agreement any Default or Event of Default (including any Specified Default) whether now existing or hereafter arising under the Financing Agreement or any of the other Loan Documents, or its respective rights, remedies, powers, privileges and defenses arising as a result thereof or otherwise, and no failure on the part of the Agent or the Lenders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense hereunder, under the Financing Agreement or any other Loan Document, at law or in equity or otherwise, arising as the result of any Default or Event of Default (including any Specified Default) whether now existing or hereafter arising under the Financing Agreement or any of the other Loan Documents or the occurrence thereof or any other action by Loan Parties and no acceptance of partial performance or partial payment by the Agent or the Lenders, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense hereunder, under the Financing Agreement or under any other Loan Document, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense, nor shall any failure to specify any Default or Event of Default in this Agreement constitute any waiver of such Default or Event of Default. The rights, remedies, powers, privileges and defenses provided for herein, in the Financing Agreement and the other Loan Documents are cumulative and, except as expressly provided hereunder, may be exercised separately, successively or concurrently at the sole discretion of the Agent and the Lenders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise, all of which are hereby expressly reserved. Notwithstanding the existence or content of any communication by or between the Borrower or any Guarantor and the Agent or any Lender, or any of their representatives, including, but not limited to, any Agent, regarding any Default or Event of Default, no waiver, forbearance, or other similar action by the Agent or any Lender with regard to such Default or Event of Default, whether now existing or hereafter arising under the Financing Agreement or any of the other Loan Documents, shall be effective unless the same has been reduced to writing and executed by authorized representatives of the percentage of Lenders required under the applicable provisions of the Financing Agreement, the applicable Loan Parties and every other entity deemed necessary or desirable by the percentage of Lenders required under the applicable provisions of the Financing Agreement. Borrower and each Guarantor acknowledge and agree that, both before and after giving effect to this Agreement, Borrower and each Guarantor are, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations (including the Obligations in respect of the Second Incremental Term Loans provided pursuant to this Agreement), without defense, counterclaim or offset of any kind. The Borrower and each Guarantor hereby ratify and reaffirm the validity, enforceability and binding nature of such Obligations both before and after giving effect to this Agreement (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity). Borrower and each Guarantor hereby ratify and reaffirm the validity and enforceability (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity) of the Liens and security interests granted to Collateral Agent for the benefit of the Secured Parties to secure all of the Obligations (including the Obligations in respect of the Second Incremental Term Loans provided pursuant to this Agreement) by Borrower and each Guarantor pursuant to the Loan Documents to which any of Borrower or such other Guarantor is a party and hereby confirm and agree that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

Section 8. Release. Each Loan Party, on behalf of itself, its Subsidiaries and Affiliates, and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under any Loan Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and the Lenders, and the Agent’s and each Lender’s respective successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with, in respect of or relating to this Agreement, the Financing Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

Section 9. Confirmation of Loan Documents. Each of the Loan Parties hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, and each of the Guarantors hereby confirms its obligations under Article VII of the Financing Agreement. By its execution on the respective signature lines provided below, each of the Loan Parties hereby acknowledges and agrees that the Financing Agreement, as amended by this Agreement, remains in full force and effect and is enforceable by the Agent and the Lenders pursuant to its terms. By its execution on the respective signature lines provided below, each of the Loan Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Collateral Documents to the “Financing Agreement” (or words of similar import) refer to the Financing Agreement as amended hereby without impairing any such obligations or Liens in any respect.

Section 10. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Borrower and the Required Lenders (or Agent acting at the direction of the Required Lenders).

Section 11. Miscellaneous. Except as herein expressly provided, the Financing Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement is a “Loan Document” under the Financing Agreement for all purposes and all obligations of the Loan Parties under this Agreement are Obligations under the Financing Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

GUARANTORS:

EVO CNG, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

THUNDER RIDGE TRANSPORT, INC.,
a Missouri corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

EVO EQUIPMENT LEASING, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

EVO SERVICES GROUP, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

FINKLE TRANSPORT INC.,
a New Jersey corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

RITTER TRANSPORT, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

JOHN W. RITTER TRUCKING, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

W.E. GRAHAM, INC.,
a Tennessee corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

URSA MAJOR CORPORATION,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

SHEEHY MAIL CONTRACTORS, INC.,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

J.B. LEASE CORPORATION,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

JOHMAR LEASING COMPANY, LLC,
a Maryland limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

COURTLANDT AND BROWN ENTERPRISES L.L.C.,
a New Jersey limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

RITTER TRANSPORTATION SYSTEMS, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

TITAN CNG LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

ENVIRONMENTAL ALTERNATIVE FUELS, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

EVO HOLDING COMPANY LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

EVO LOGISTICS LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	CEO

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent

By:	/s/ Matthew Trybula
	Name:	Matthew Trybula
	Title:	Associate Counsel

LENDERS

ANTARA CAPITAL MASTER FUND LP
As a Lender under the Existing Financing Agreement and as a Second Incremental Term Lender

By:	Antara Capital LP,
not in its individual corporate capacity,
but solely as Investment Advisor and agent

By:	Antara Capital GP LLC,
its general partner

By:	/s/ Himanshu Gulati
Name:
Title:

SCHEDULE A

SECOND INCREMENTAL TERM LOAN COMMITMENTS

Second Incremental Term Loan Lender	Second Incremental Term Loan Commitment
ANTARA CAPITAL MASTER FUND LP	$3,061,224